EXHIBIT 23


                      CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in the Registration Statements of NBC Capital Corporation on Form S-8 (Registration Nos. 333-75054 and 33-67098) of our report dated January 18, 2002, on the 2001 consolidated financial statements of NBC Capital Corporation, which report is included in the 2001 Annual Report on Form 10-K of NBC Capital Corporation.

                                          /S/ T. E. LOTT & COMPANY
                                          ____________________________
                                          T. E. Lott & Company



Starkville, MS
March 26, 2002